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                                                                   EXHIBIT 99.1



                                                 A M E R I C A N
                                                 H E A L T H W A Y S
                                                 Improved health is the outcome.



FOR IMMEDIATE RELEASE                     Contact: Mary A. Chaput
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (615) 665-1122


                 AMERICAN HEALTHWAYS TO PRESENT AT SIXTH ANNUAL
                            NEEDHAM GROWTH CONFERENCE

                             ----------------------

 LIVE INTERNET BROADCAST, REPLAY OF PRESENTATION AVAILABLE ON COMPANY'S WEBSITE


NASHVILLE, TENN. (DEC. 22, 2003) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced that it will participate in the Sixth Annual Needham Growth Conference hosted by Needham & Company, Inc. from January 6th through January 9th in New York, NY. Ben R. Leedle Jr., the Company's president and chief executive officer, will present on Tuesday, Jan. 6, 2004, at 4:00 p.m. Eastern.

The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Nov. 30, 2003, the Company had 1,024,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.


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                                                3541 Green Hills Village Drive
                                                Nashville, Tennessee 37215
                                                telephone: 615-665-1122
                                                facsimile: 615-665-7697
                                                www.americanhealthways.com